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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 14, 2003

                            GB PROPERTY FUNDING CORP.
                                GB HOLDINGS, INC.
                        GREATE BAY HOTEL AND CASINO, INC.
             (Exact name of Registrant as specified in its Charter)

           Delaware                                          75-2502290
           Delaware                                          75-2502293
           New Jersey               33-69716                 22-2242014
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    (State or other juris-        (Commission              (IRS Employer
   diction of incorporation)       File Number)         Identification Number)

                            c/o Sands Hotel & Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                       Atlantic City, New Jersey          08401
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (609) 441-4517
                                 ---------------
                                 Not Applicable
                             -----------------------

         (Former name and former address, as changed since last report)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On July 14, 2003, a committee of the independent directors of GB Property Funding Corp., a Delaware corporation, GB Holdings, Inc. a Delaware corporation, and Greate Bay Hotel & Casino, Inc., a New Jersey corporation (collectively the "Company"), approved a proposed restructuring of the Company's existing issue of $110 million of 11% notes together with various other corporate changes to be accomplished in connection with the proposed restructuring, and issued a press release describing the proposed restructuring and other aspects of the proposed transaction.

The full text of the press release issued by the Company on July 14, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:


Exhibit Description
99.1*                    Press Release, dated July 14, 2003.

* Filed herewith.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GB PROPERTY FUNDING CORP.

Dated: July 14, 2003                         By: /s/ Timothy A. Ebling
                                             Name:  Timothy A. Ebling
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                             GB HOLDINGS, INC.

Dated: July 14, 2003                         By: /s/ Timothy A. Ebling
                                             Name:  Timothy A. Ebling
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                             GREATE BAY HOTEL AND CASINO, INC.

Dated: July 14, 2003                         By: /s/ Timothy A. Ebling
                                             Name:  Timothy A. Ebling
                                             Title: Executive Vice President and
                                                    Chief Financial Officer